Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

BIOTA PROVIDES AN UPDATE ON THE DEVELOPMENT OF LANINAMIVIR OCTANOATE

ATLANTA, GA – April 30, 2014 — Biota Pharmaceuticals, Inc. (NASDAQ:BOTA, the “Company”) today announced that an interim update has been provided from the U.S. Department of Health and Human Services (HHS) and the Biomedical Advanced Research and Development Authority (BARDA) with respect to the Stop-Work Order the Company recently received from BARDA and its pending decision regarding a recent In Process Review (IPR) of its contract to support the development of laninamivir octanoate.

BARDA Director Robin Robinson, Ph.D., provided the following update: “It is important to keep in mind that a Stop-Work Order is not a contract termination. We have some concerns about the project with regard to the product manufacturing, clinical study enrollment pace, costs, and contractor performance. Since the project is at a natural pause following the end of the flu season for the Northern Hemisphere, we are considering what is the best next step for the Biota project and the overall influenza antiviral drug development program before going forward with clinical studies in the Southern Hemisphere and manufacturing optimization and validation.”

The Company has been advised by BARDA that the final decision regarding the outcome of the IPR should be forthcoming within the next week.

About Biota

Biota Pharmaceuticals, Inc. is a biopharmaceutical company focused on the discovery and development of products to prevent and treat serious and potentially life-threatening infectious diseases. The Company currently has two Phase 2 clinical-stage product candidates: laninamivir octanoate, which the Company is developing for the treatment of influenza A and B infections in the United States through a contract with BARDA that is intended to provide up to $231 million in financial support to complete its development and file a New Drug Application (NDA); and vapendavir, a potent, oral broad spectrum capsid inhibitor of enteroviruses, including human rhinovirus. In addition to these clinical-stage development programs, the Company has preclinical programs focused on developing treatments for respiratory syncytial virus. For additional information about the Company, please visit www.biotapharma.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve known and unknown risks and uncertainties concerning our business, operations and financial performance. Any statements that are not of historical facts may be deemed to be forward-looking statements, including statements related to the anticipated time in which a decision from the IPR should be forthcoming. Various important factors could cause actual results, performance, events or achievements to materially differ from those expressed or implied by forward-looking statements, including the Company, BARDA, the FDA or a similar regulatory body in another country, a data safety monitoring board, or an institutional review board, delaying, limiting, suspending or terminating the clinical development of laninamivir octanoate at any time for a lack of safety, tolerability, anti-viral activity, commercial viability, regulatory or manufacturing issues, or any other reason whatsoever; BARDA terminating or significantly amending the Company’s existing contract to support the development of laninamivir octanoate and other cautionary statements contained elsewhere in this press release and in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013, as filed with the U.S. Securities and Exchange Commission, or SEC, on September 27, 2013 and its Form 10-Q’s as filed with the SEC on November 12, 2013 and February 10, 2014.

There may be events in the future that the Company is unable to predict, or over which it has no control, and the Company’s business, financial condition, results of operations and prospects may change in the future. The Company may not update these forward-looking statements more frequently than quarterly unless it has an obligation under U.S. Federal securities laws to do so.

Biota Pharmaceuticals, Inc.   ♦ 2500 Northwinds Parkway, Suite 100 ♦ Alpharetta, GA 30009 ♦ Tel: (678) 221-3343

Biota is a registered trademark of Biota Pharmaceuticals, Inc.

Contacts:

Russell H. Plumb

Chief Executive Officer

(678) 221-3351

r.plumb@biotapharma.com

Lee M. Stern

The Trout Group

(646) 378-2922

lstern@troutgroup.com

Biota Pharmaceuticals, Inc.   ♦ 2500 Northwinds Parkway, Suite 100 ♦ Alpharetta, GA 30009 ♦ Tel: (678) 221-3343